EXHIBIT 99.1

Amphastar Pharmaceuticals Reports Financial Results for the Three Months Ended June 30, 2021

Reports Net Revenues of $101.7 Million for the Three Months Ended June 30, 2021

RANCHO CUCAMONGA, CA – August 9, 2021 – Amphastar Pharmaceuticals, Inc. (NASDAQ: AMPH) (“Amphastar” or the “Company”) today reported results for the three months ended June 30, 2021.

Second Quarter Highlights

●	Net revenues of $101.7 million for the second quarter
●	GAAP net income of $7.8 million, or $0.16 per share, for the second quarter
●	Adjusted non-GAAP net income of $10.6 million, or $0.21 per share, for the second quarter

Dr. Jack Zhang, Amphastar’s President and Chief Executive Officer, commented: “Continued strong sales of glucagon, Primatene Mist® and our epinephrine products led to another strong quarter of growth. We believe that these products will continue to drive growth as we continue to develop and realize approvals from our pipeline.”

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

	(in thousands, except per share data)
Net revenues	$101,663	$85,806	$204,683	$170,494
GAAP net income (loss) attributable to Amphastar	$7,767	$(192)	$12,808	$3,757
Adjusted non-GAAP net income attributable to Amphastar*	$10,615	$7,610	$24,168	$15,993
GAAP diluted EPS attributable to Amphastar stockholders	$0.16	$(0.00)	$0.26	$0.08
Adjusted non-GAAP diluted EPS attributable to Amphastar stockholders*	$0.21	$0.16	$0.49	$0.33

 * Adjusted non-GAAP net income attributable to Amphastar and Adjusted non-GAAP diluted EPS attributable to Amphastar stockholders are non-GAAP financial measures. Please see the discussion in the section entitled “Non-GAAP Financial Measures” and the reconciliation of GAAP to non-GAAP financial measures in Table III of this press release.

Second Quarter Results

	Three Months Ended
	June 30,		Change
	2021	2020	Dollars	%

	(in thousands)
Net revenues:
Primatene Mist®	$16,680	$12,468	$4,212	34%
Glucagon	12,131	—	12,131	N/A
Lidocaine	11,594	7,608	3,986	52%
Phytonadione	10,421	10,689	(268)	(3)%
Enoxaparin	9,328	10,218	(890)	(9)%
Epinephrine	9,192	6,957	2,235	32%
Naloxone	6,625	8,723	(2,098)	(24)%
Other finished pharmaceutical products	18,751	24,272	(5,521)	(23)%
Total finished pharmaceutical products net revenues	$94,722	$80,935	$13,787	17%
API	6,941	4,871	2,070	42%
Total net revenues	$101,663	$85,806	$15,857	18%

Changes in net revenues were primarily driven by:

●	Primatene Mist® increased volumes resulting from:
o	The continued success of our nationwide television, radio, and digital marketing campaign
o	An increase in our distribution channels throughout 2020 and 2021
●	Glucagon for injection emergency kit which was launched in the first quarter of 2021
●	Lidocaine and epinephrine sales increased due to higher demand as a result of a market shortage
●	Naloxone sales decreased due to lower average selling price resulting from increased competition
●	Other finished pharmaceutical product sales decreased due to lower demand, largely due to competitors returning to their normal distribution levels

	Three Months Ended
	June 30,		Change
	2021	2020	Dollars	%

	(in thousands)
Net revenues	$101,663	$85,806	$15,857	18%
Cost of revenues	54,287	52,629	1,658	3%
Gross profit	$47,376	$33,177	$14,199	43%
as % of net revenues	47%	39%

Changes in the cost of revenues and the resulting increase in gross margin were primarily driven by:

●	Increased sales of higher margin products such as Primatene Mist®, epinephrine injection multi-dose vials, and glucagon
●	Partially offset by increased cost for heparin, which is used as the starting material for enoxaparin

	Three Months Ended
	June 30,		Change
	2021	2020	Dollars	%

	(in thousands)
Selling, distribution, and marketing	$4,129	$4,026	$103	3%
General and administrative	14,565	15,924	(1,359)	(9)%
Research and development	18,122	16,149	1,973	12%
Non-operating income, net	3,657	1,418	2,239	158%

●	Selling, distribution, and marketing expenses increased due to the marketing and distribution expenses for Primatene Mist®
●	General and administrative expenses decreased primarily due to cash compensation and share-based compensation expense relating to the separation agreement that we entered into with a former executive during the second quarter of 2020, which was partially offset by an increase in legal expenses in the second quarter of 2021
●	Research and development expenses increased due to an increase in salaries and personnel-related expenses as well as an increase in depreciation expense
●	Non-operating income, net, increased as a result of a reduction in the accrual for the settlement of the Aventis litigation during the quarter by $2.7 million based on the settlement agreement with Aventis during the quarter

Cash flow provided by operating activities for the six months ended June 30, 2021, was $55.0 million.

Share Buyback Program

On August 3, 2021, the Company’s Board of Directors authorized an increase of $20 million to the Company’s share buyback program, which is expected to continue for an indefinite period of time. The primary goal of the program is to offset dilution created by the Company’s equity compensation programs.

Purchases may be made through the open market and private block transactions pursuant to Rule 10b5-1 plans, privately negotiated transactions, or other means, as determined by the Company’s management and in accordance with the requirements of the Securities and Exchange Commission and applicable laws.

The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, and other conditions.

Debt Refinancing

On August 4, 2021, the Company refinanced $30 million of outstanding debt by entering into a $140 million credit facility consisting of a $70 million term loan and a $70 million revolving line of credit.

Bill Peters, Chief Financial Officer, commented, “Entering into this credit agreement allows us to lower our interest expense while enabling financial flexibility for future growth needs.”

Capital One and East West Bank were the joint lead arrangers for this syndicated debt offering, and Wells Fargo Bank, Cathay Bank, and Fifth Third Bank participated as lenders.

Pipeline Information

The Company currently has five ANDAs on file with the FDA targeting products with a market size of approximately $2.5 billion, three biosimilar products in development targeting products with a market size of approximately $13 billion, and seven generic products in development targeting products with a market size of approximately $10 billion. This market information is based on IQVIA data for the 12 months ended June 30, 2021. The Company is currently developing multiple proprietary products with injectable and intranasal dosage forms.

Amphastar’s Chinese subsidiary, ANP, currently has 17 Drug Master Files, or DMFs, on file with the FDA and is developing several additional DMFs.

Company Information

Amphastar is a bio-pharmaceutical company that focuses primarily on developing, manufacturing, marketing, and selling technically-challenging generic and proprietary injectable, inhalation, and intranasal products. Additionally, the Company sells insulin API products. Most of the Company’s finished products are used in hospital or urgent care clinical settings and are primarily contracted and distributed through group purchasing organizations and drug wholesalers. More information and resources are available at www.amphastar.com.

Amphastar’s logo and other trademarks or service marks of Amphastar, including, but not limited to Amphastar®, Primatene Mist®, Amphadase®, and Cortrosyn®, are the property of Amphastar.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company is disclosing non-GAAP financial measures when providing financial results. The Company believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results were limited to financial measures prepared only in accordance with GAAP. As a result, the Company is disclosing certain non-GAAP results, including (i) Adjusted non-GAAP net income (loss) attributed to Amphastar and (ii) Adjusted non-GAAP diluted EPS attributed to Amphastar’s stockholders, which exclude amortization expense, share-based compensation, impairment charges, executive severance expense, and legal settlements, in order to supplement investors’ and other readers’ understanding and assessment of the Company’s financial performance because the Company’s management uses these measures internally for forecasting, budgeting, and measuring its operating performance. Whenever the

Company uses such non-GAAP measures, it will provide a reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most directly comparable GAAP measures set forth below and should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP.

Conference Call Information

The Company will hold a conference call to discuss its financial results today, August 9, 2021, at 2:00 p.m. Pacific Time.

To access the conference call, dial toll-free (877) 407-0989 or (201) 389-0921 for international callers, five minutes before the conference.

The call can also be accessed on the Investors page on the Company’s website at www.amphastar.com.

Forward-Looking Statements

All statements in this press release and in the conference call referenced above that are not historical are forward-looking statements, including, among other things, statements relating to our expectations regarding future financial performance, backlog, sales and marketing of our products, market size and growth, product development, the timing of FDA filings or approvals, including the DMFs of ANP, the timing of product launches, acquisitions and other matters related to our pipeline of product candidates, our share buyback program and other future events, such as the impact of the COVID-19 pandemic including its variants and related responses of business and governments to the pandemic on our operations and personnel, and on commercial activity and demand across our business operations and results of operations. These statements are not facts but rather are based on Amphastar’s historical performance and our current expectations, estimates, and projections regarding our business, operations, and other similar or related factors. Words such as “may,” “might,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Amphastar’s control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Amphastar’s filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 15, 2021. In particular, the extent of COVID-19’s impact on our business will depend on several factors, including the severity, duration and extent of the pandemic including its variants, as well as actions taken by governments, businesses, and consumers in response to the pandemic, all of which continue to evolve and remain uncertain at this time. You can locate these reports through our website at http://ir.amphastar.com and on the SEC’s website at www.sec.gov. The forward-looking statements in this release speak only as of the date of the release. Amphastar undertakes no obligation to revise or update information or any forward-looking statements in this press release or the conference call referenced above to reflect events or circumstances in the future, even if new information becomes available or if subsequent events cause our expectations to change.

Contact Information:

Amphastar Pharmaceuticals, Inc.

Bill Peters

Chief Financial Officer

(909) 980-9484

Table I

Amphastar Pharmaceuticals, Inc.

Condensed Consolidated Statement of Operations

(Unaudited; in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

Net revenues	$101,663	$85,806	$204,683	$170,494
Cost of revenues	54,287	52,629	112,361	100,494
Gross profit	47,376	33,177	92,322	70,000

Operating expenses:
Selling, distribution, and marketing	4,129	4,026	8,666	7,320
General and administrative	14,565	15,924	29,903	26,670
Research and development	18,122	16,149	32,887	31,452
Total operating expenses	36,816	36,099	71,456	65,442

Income (loss) from operations	10,560	(2,922)	20,866	4,558

Non-operating income (expense), net	3,657	1,418	(1,535)	(257)

Income (loss) before income taxes	14,217	(1,504)	19,331	4,301
Income tax provision (benefit)	5,595	(75)	6,750	2,205

Net income (loss)	$8,622	$(1,429)	$12,581	$2,096

Net income (loss) attributable to non-controlling interests	$855	$(1,237)	$(227)	$(1,661)

Net income (loss) attributable to Amphastar	$7,767	$(192)	$12,808	$3,757

Net income (loss) per share attributable to Amphastar stockholders:
Basic	$0.16	$(0.00)	$0.27	$0.08
Diluted	$0.16	$(0.00)	$0.26	$0.08

Weighted-average shares used to compute net income (loss) per share attributable to Amphastar stockholders:
Basic	47,731	46,753	47,626	46,581
Diluted	49,552	46,753	49,535	48,458

Table II

Amphastar Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheets

(Unaudited; in thousands, except share data)

	June 30,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$105,432	$92,642
Restricted cash	19,159	1,865
Short-term investments	11,745	12,977
Restricted short-term investments	2,200	2,200
Accounts receivable, net	67,893	66,005
Inventories	97,931	96,831
Income tax refunds and deposits	718	385
Prepaid expenses and other assets	5,895	6,777
Total current assets	310,973	279,682

Property, plant, and equipment, net	252,590	260,055
Finance lease right-of-use assets	540	612
Operating lease right-of-use assets	27,169	20,042
Goodwill and intangible assets, net	40,049	40,615
Other assets	9,444	5,250
Deferred tax assets	24,980	24,980
Total assets	$665,745	$631,236

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$109,604	$95,504
Income taxes payable	3,631	1,077
Current portion of long-term debt	8,077	12,263
Current portion of operating lease liabilities	3,237	3,357
Total current liabilities	124,549	112,201

Long-term reserve for income tax liabilities	4,709	4,709
Long-term debt, net of current portion	30,460	34,186
Long-term operating lease liabilities, net of current portion	24,555	17,464
Deferred tax liabilities	765	741
Other long-term liabilities	13,484	13,212
Total liabilities	198,522	182,513
Commitments and contingencies
Stockholders’ equity:
Preferred stock: par value $0.0001; 20,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock: par value $0.0001; 300,000,000 shares authorized; 55,736,209 and 47,983,549 shares issued and outstanding as of June 30, 2021 and 54,760,922 and 47,495,439 shares issued and outstanding as of December 31, 2020, respectively	6	5
Additional paid-in capital	427,301	410,061
Retained earnings	130,581	117,773
Accumulated other comprehensive loss	(4,931)	(3,721)
Treasury stock	(130,964)	(121,812)
Total Amphastar Pharmaceuticals, Inc. stockholders’ equity	421,993	402,306
Non-controlling interests	45,230	46,417
Total equity	467,223	448,723
Total liabilities and stockholders’ equity	$665,745	$631,236

Table III

Amphastar Pharmaceuticals, Inc.

Reconciliation of Non-GAAP Measures

(Unaudited; in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

GAAP net income (loss)	$8,622	$(1,429)	$12,581	$2,096
Adjusted for:
Intangible amortization	277	251	553	509
Share-based compensation	6,084	4,194	10,918	9,476
Impairment of long-lived assets	308	16	314	30
Expense related to executive separation agreement	—	4,869	—	4,869
Reserves for litigation and settlements	(2,704)	—	2,991	—
Income tax (benefit) provision on pre-tax adjustments	(306)	(1,445)	(2,535)	(2,449)
Non-GAAP net income	$12,281	$6,456	$24,822	$14,531

Non-GAAP net income (loss) attributable to non-controlling interests	$1,666	$(1,154)	$654	$(1,462)

Non-GAAP net income attributable to Amphastar	$10,615	$7,610	$24,168	$15,993

Non-GAAP net income per share attributable to Amphastar stockholders:
Basic	$0.22	$0.16	$0.51	$0.34
Diluted	$0.21	$0.16	$0.49	$0.33

Weighted-average shares used to compute non-GAAP net income per share attributable to Amphastar stockholders:
Basic	47,731	46,753	47,626	46,581
Diluted	49,552	48,668	49,535	48,458

	Three Months Ended June 30, 2021

		Selling,	General	Research	Non-operating	Income	Non-controlling
	Cost of	distribution	and	and	income	tax provision	interest
	revenue	and marketing	administrative	development	(expense), net	(benefit)	adjustment
GAAP	$54,287	$4,129	$14,565	$18,122	$3,657	$5,595	$855
Intangible amortization	(244)	—	(33)	—	—	—	11
Share-based compensation	(932)	(147)	(4,568)	(437)	—	—	791
Impairment of long-lived assets	(84)	—	(2)	(222)	—	—	1
Reserves for litigation and settlements	—	—	—	—	(2,704)	—	—
Income tax provision (benefit) on pre-tax adjustments	—	—	—	—	—	306	8
Non-GAAP	$53,027	$3,982	$9,962	$17,463	$953	$5,901	$1,666

Reconciliation of Non-GAAP Measures (continued)

	Three Months Ended June 30, 2020

		Selling,	General	Research	Non-operating	Income	Non-controlling
	Cost of	distribution	and	and	income	tax provision	interest
	revenue	and marketing	administrative	development	(expense), net	(benefit)	adjustment
GAAP	$52,629	$4,026	$15,924	$16,149	$1,418	$(75)	$(1,237)
Intangible amortization	(217)	—	(34)	—	—	—	11
Share-based compensation	(970)	(123)	(2,733)	(368)	—	—	86
Impairment of long-lived assets	(3)	—	(13)	—	—	—	6
Expense related to executive separation agreement	—	—	(4,869)	—	—	—	—
Income tax provision (benefit) on pre-tax adjustments	—	—	—	—	—	1,445	(20)
Non-GAAP	$51,439	$3,903	$8,275	$15,781	$1,418	$1,370	$(1,154)

	Six Months Ended June 30, 2021

		Selling,	General	Research	Non-operating	Income	Non-controlling
	Cost of	distribution	and	and	income	tax provision	interest
	revenue	and marketing	administrative	development	(expense), net	(benefit)	adjustment
GAAP	$112,361	$8,666	$29,903	$32,887	$(1,535)	$6,750	$(227)
Intangible amortization	(486)	—	(67)	—	—	—	22
Share-based compensation	(2,078)	(274)	(7,536)	(1,030)	—	—	862
Impairment of long-lived assets	(84)	—	(8)	(222)	—	—	3
Reserves for litigation and settlements	—	—	(1,295)	—	1,696	—	—
Income tax provision (benefit) on pre-tax adjustments	—	—	—	—	—	2,535	(6)
Non-GAAP	$109,713	$8,392	$20,997	$31,635	$161	$9,285	$654

	Six Months Ended June 30, 2020

		Selling,	General	Research	Non-operating	Income	Non-controlling
	Cost of	distribution	and	and	income	tax provision	interest
	revenue	and marketing	administrative	development	(expense), net	(benefit)	adjustment
GAAP	$100,494	$7,320	$26,670	$31,452	$(257)	$2,205	$(1,661)
Intangible amortization	(441)	—	(68)	—	—	—	22
Share-based compensation	(2,329)	(230)	(5,952)	(965)	—	—	213
Impairment of long-lived assets	(13)	—	(17)	—	—	—	7
Expense related to executive separation agreement	—	—	(4,869)	—	—	—	—
Income tax provision (benefit) on pre-tax adjustments	—	—	—	—	—	2,449	(43)
Non-GAAP	$97,711	$7,090	$15,764	$30,487	$(257)	$4,654	$(1,462)